EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held April 25, 2012 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 25th, 2012 by dialing 855-859-2056, access code 69060742. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FIRST QUARTER 2012

Lake Forest, Illinois, April 25, 2012—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2012.

Revenues for the quarter ended March 31, 2012 were $460.1 million, up 15.6% from $398.1 million from the first quarter last year.  Acquisitions contributed approximately $41.0 million to the current period growth in revenues compared with last year in the period.  The impact on revenues from foreign exchange in the quarter was $3.3 million unfavorable.  Gross profit was $205.3 million, up 12.5% from $182.4 million in the first quarter last year.  Gross profit as a percent of revenue was 44.6% compared with 45.8% in the first quarter of 2011.

Net income attributable to Stericycle for the first quarter of 2012 was $64.9 million or $0.75 per diluted share compared with $55.7 million or $0.64 per diluted share for the first quarter of 2011.  Net income attributable to Stericycle for the first quarter of 2012 and first quarter of 2011 includes acquisition expenses, adjustments of contingent consideration to fair value, and other items.  Excluding the effects of these items, non-GAAP earnings per diluted share were $0.78 for the quarter (see table below).  Our non-GAAP earnings per diluted share increased 12.9% from our non-GAAP earnings per diluted share of $0.69 in the first quarter of 2011.

Table to reconcile GAAP EPS to non-GAAP EPS*
	Three months ended March 31,
			Change
	2012	2011	$	%
GAAP EPS	$0.75	$0.64	$0.11	17.8%
Acquisition expenses	0.02	0.07
Change in Fair Value/Other	0.01	(0.02)
Non-GAAP EPS (adjusted)	$0.78	$0.69	$0.09	12.9%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $99.6 million and $65.6 million for the three months ended March 31, 2012 and 2011, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share and per share data
	March 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$30,262	$22,511
Short-term investments	420	416
Accounts receivable, less allowance for doubtful accounts of $19,395 in 2012 and $18,905 in 2011	315,144	290,854
Deferred income taxes	19,055	19,314
Prepaid expenses	23,151	22,466
Other current assets	39,046	35,035
Total Current Assets	427,078	390,596
Property, Plant and Equipment, net	301,274	293,912
Goodwill	1,924,240	1,913,703
Intangible assets, less accumulated amortization of $47,582 in 2012 and $42,050 in 2011	582,467	546,618
Other assets	40,175	32,261
Total Assets	$3,275,234	$3,177,090

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$91,038	$100,526
Accounts payable	71,806	66,635
Accrued liabilities	146,333	140,521
Deferred revenues	13,941	12,855
Other current liabilities	10,699	6,377
Total Current Liabilities	333,817	326,914
Long-term debt, net of current portion	1,250,769	1,284,113
Deferred income taxes	335,913	313,733
Other liabilities	26,997	25,079
Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 84,994,111 issued and outstanding in 2012 and 84,696,227 issued and outstanding in 2011)	850	847
Additional paid-in capital	22,798	--
Accumulated other comprehensive loss	(29,538)	(45,984)
Retained earnings	1,305,215	1,243,303
Total Stericycle, Inc. Equity	1,299,325	1,198,166
Noncontrolling interest	28,413	29,085
Total Equity	1,327,738	1,227,251
Total Liabilities and Equity	$3,275,234	$3,177,090

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except for share and per share data
	Three Months Ended March 31,
	2012		2011
	$	%	$	%
Revenues	$460,077	100.0	$398,126	100.0
Cost of revenues	244,182	53.1	205,816	51.7
Depreciation – cost of revenues	10,588	2.3	9,818	2.5
Restructuring costs	--	0.0	62	0.0
Gross profit	205,307	44.6	182,430	45.8
Selling, general and administrative expenses	77,807	16.9	69,972	17.6
Depreciation – SG&A	2,151	0.5	1,938	0.5
Amortization	4,979	1.1	3,347	0.8
Total SG&A expense and amortization	84,937	18.5	75,257	18.9
Income from operations before acquisitions, integration, and other expenses	120,370	26.2	107,173	26.9
Acquisition expenses	1,539	0.3	5,938	1.5
Change in fair value of contingent consideration	1,204	0.3	(2,140)	-0.5
Restructuring costs and plant closure expense	86	0.0	196	0.0
Integration expenses	1,279	0.3	766	0.2
Income from operations	116,262	25.3	102,413	25.7
Other income (expense):
Interest income	92	0.0	184	0.0
Interest expense	(12,766)	-2.8	(11,372)	-2.9
Other expense, net	(558)	-0.1	(263)	-0.1
Total other income (expense)	(13,232)	-2.9	(11,451)	-2.9
Income before income taxes	103,030	22.4	90,962	22.8
Income tax expense	37,715	8.2	34,376	8.6
Net income	65,315	14.2	56,586	14.2
Less: net income attributable to noncontrolling interests	458	0.1	912	0.2
Net income attributable to Stericycle, Inc.	$64,857	14.1	$55,674	14.0
Earnings per share – diluted	$0.75		$0.64
Weighted average number of common shares outstanding – diluted	86,587,944		87,526,683

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Three Months Ended March 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$65,315	$56,586
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	1,204	(2,140)
Stock compensation expense	4,085	3,863
Excess tax benefit of stock options exercised	(5,061)	(8,092)
Depreciation	12,739	11,756
Amortization	4,979	3,347
Deferred income taxes	11,921	16,051
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(14,493)	(11,615)
Accounts payable	2,101	(433)
Accrued liabilities	12,623	799
Deferred revenues	1,029	(34)
Other assets and liabilities	3,119	(4,503)
Net cash provided by operating activities	99,561	65,585

INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(28,182)	(19,543)
Purchases of short-term investments	(2)	(1,240)
Proceeds from sale of business and other assets	--	389
Capital expenditures	(17,049)	(11,692)
Net cash used in investing activities	(45,233)	(32,086)

FINANCING ACTIVITIES:
Net repayment of long-term debt and other obligations	(8,571)	(24,100)
Net repayments on senior credit facility	(52,856)	(86,044)
Payments on capital lease obligations	(640)	(463)
Purchase and cancellation of treasury stock	(2,945)	--
Proceeds from other issuance of common stock	12,494	14,811
Excess tax benefit of stock options exercised	5,061	8,092
Net cash used in financing activities	(47,457)	(87,704)
Effect of exchange rate changes on cash	880	1,808
Net increase/ (decrease) in cash and cash equivalents	7,751	(52,397)
Cash and cash equivalents at beginning of period	22,511	77,053
Cash and cash equivalents at end of period	$30,262	$24,656

NON-CASH ACTIVITIES:
Net issuance of obligations for acquisitions	$14,883	$730